Exhibit 99.1

 Jaco Electronics Reports 11% Increase in Fiscal 2004 Fourth Quarter Net Sales

     HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Sept. 27, 2004--Jaco Electronics, Inc. (Nasdaq: JACO)

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Conference Call:        Today, September 27, at 4:30 p.m. EDT
Dial-in numbers:        800/633-8680 or 212/748-2752
Webcast/Replay URL:     http://www.vcall.com/CEPage.asp?ID=89276
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     Jaco Electronics, Inc. (Nasdaq: JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2004 fourth quarter and year ended June 30, 2004.

 Summary of Fiscal 2004 Fourth Quarter Results ($ in thousands, except per-share data)

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                                           Three Months Ended June 30,
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                                                   2004          2003
                                                   ----          ----
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Net sales                                       $57,064       $51,381
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Loss from continuing operations before
 income taxes                                       (80)       (1,495)
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Earnings (loss) from discontinued
 operations, net of taxes(a)                        322          (169)
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Net earnings (loss)                                 177        (1,197)
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Diluted loss per share from continuing
 operations                                       (0.02)        (0.18)
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Diluted earnings (loss) per share from
 discontinued operations(a)                        0.05         (0.03)
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Diluted earnings (loss) per share                  0.03         (0.21)
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Summary of Fiscal 2004 Results ($ in thousands, except per-share data)

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                                          Twelve Months Ended June 30,
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                                                   2004          2003
                                                   ----          ----
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Net sales                                      $249,100      $202,656
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Loss from continuing operations before
 income taxes                                    (1,844)       (3,471)
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Earnings (loss) from discontinued
 operations, net of taxes(a)                        735          (694)
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Net loss                                           (556)       (2,985)
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Diluted loss per share from continuing
 operations                                       (0.22)        (0.40)
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Diluted earnings (loss) per share from
 discontinued operations(a)                        0.13         (0.12)
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Diluted loss per share                            (0.09)        (0.52)
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(a) As previously announced, Jaco Electronics reported on September 21 that it sold its contract manufacturing subsidiary, Nexus Custom Electronics, Inc. As a result, the operations of Nexus Custom Electronics are classified as discontinued as of July 1, 2003 (the beginning of Jaco's 2004 fiscal year).

     Commenting on the results, Jaco's Chairman and Chief Executive Officer, Joel Girsky, stated, "We achieved an 11% rise in net sales during the fiscal 2004 fourth quarter and a strong improvement in gross margins during the period. The fiscal fourth quarter gross profit margins reflect both favorable market conditions and a higher margin product mix. During fiscal 2004, sales from our core semiconductor offerings represented approximately 53% of Jaco's net sales while flat panel display (FPD) sales grew from 10% of total net sales in fiscal 2003, to 21% in fiscal 2004. Our FPD sales rose over 150% in fiscal 2004 to $51.8 million.
     "In anticipation of the continued explosive growth of our FPD unit, we accelerated the sale of our non-core contract manufacturing subsidiary, Nexus Custom Electronics, announced last week. Under the sale agreement, we remain a key electronic components supplier to Nexus for a minimum five-year period. Of equal importance, we received $9.25 million of sales proceeds in cash with $2.75 million scheduled and yet to be received, as well as an extra $1 million earn-out provision. With these sales proceeds, we will initially pay down our bank line, which was already reduced by $1.9 million from the level at the end of our fiscal third quarter.
     "We continue to enhance our ability to design, integrate and customize unique flat panel displays for a broad range of industries and applications including electronic voting machines, the gaming and transportation industries, and touch-screen applications for the fast food industry. We plan to vertically integrate our FPD capabilities and will start construction shortly on an in-house, state-of-the-art, 20,000 square foot FPD operation. When completed, we will offer customers a one-stop source for their FPD supply and integration needs. We believe the 'value-add' component of our FPD operation, which includes design, engineering and integration capabilities, is a competitive advantage, and we intend to leverage both our broad line card and in-depth experience to expand Jaco's market share.
     "Looking ahead, we plan to accelerate our investment in the Far East, and may explore distribution-related acquisitions in that region that meet our disciplined criteria. With the Nexus divestiture, Jaco is now a pure-play, vertically integrated designer and distributor of FPD products and a distributor of a wide range of electronic components with a broad national presence and expanding international capabilities. We remain focused on bottom-line results and the realization of the full potential from our focused operating base."
     Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
     Jaco has two distribution centers and 16 strategically located sales offices throughout the United States. Jaco provides a variety of value-added services including automated inventory management services, assembling stock items for customers into pre-packaged kits, integrating and assembling various custom components with flat panel displays to customer specifications. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.


                     JACO ELECTRONICS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                   ($ in thousands, except per share amounts)

                                Three months ended   Fiscal year ended
                                   June 30,(a)          June 30,(a)
                                ------------------   -----------------
                                   2004     2003       2004     2003
                                   ----     ----       ----     ----
Net sales                       $ 57,064 $ 51,381   $249,100 $202,656
                                -------- --------   -------- --------
Gross profit                       8,933    5,644     34,711   25,738
Selling, general &
 administrative expenses           8,673    6,913     35,016   28,184
                                -------- --------   -------- --------
Operating profit (loss)              260   (1,269)      (305)  (2,446)
Interest expense                     340      226      1,539    1,025
                                -------- --------   -------- --------
Loss from continuing operations
 before income taxes                 (80)  (1,495)    (1,844)  (3,471)
Income tax provision (benefit)        65     (467)      (553)  (1,180)
                                -------- --------   -------- --------
Loss from continuing operations     (145)  (1,028)    (1,291)  (2,291)
                                -------- --------   -------- --------
Earnings (loss) from
 discontinued operations, net of
 taxes                               322     (169)       735     (694)
                                -------- --------   -------- --------

Net earnings (loss)                $ 177 $ (1,197)    $ (556) $(2,985)
                                ======== ========   ======== ========

Basic earnings (loss) per common
 share:

Loss from continuing operations  $ (0.02) $ (0.18)   $ (0.22) $ (0.40)
                                ======== ========   ======== ========
Earnings (loss) from
 discontinued ops.                $ 0.05  $ (0.03)    $ 0.13  $ (0.12)
                                ======== ========   ======== ========
Net earnings (loss)               $ 0.03  $ (0.21)   $ (0.09) $ (0.52)
                                ======== ========   ======== ========

Diluted earnings (loss) per
 common share:

Loss from continuing operations  $ (0.02) $ (0.18)   $ (0.22) $ (0.40)
                                ======== ========   ======== ========
Earnings (loss) from
 discontinued ops.                $ 0.05  $ (0.03)    $ 0.13  $ (0.12)
                                ======== ========   ======== ========
Net earnings (loss)               $ 0.03  $ (0.21)   $ (0.09) $ (0.52)
                                ======== ========   ======== ========

Weighted average shares:
  Basic                        6,185,008 5,765,832 5,974,844 5,783,275
                               ========= ========= ========= =========
  Diluted                      6,185,008 5,765,832 5,974,844 5,783,275
                               ========= ========= ========= =========

     Summary Balance Sheet
     As of June 30, 2004(a)       Supplemental Financial Statistics

Receivables (net)    $35,900,000 Per Share Price (9/24/04)      $5.90
Inventories           37,000,000 Book Value Per Share           $7.54

Revolving Credit
 Facility            $37,000,000
A/C Payable and
 Accrued Expenses     34,100,000
Shareholders' Equity $46,700,000
(a) As previously announced, Jaco Electronics reported on September 21 that it sold its contract manufacturing subsidiary, Nexus Custom Electronics, Inc. As a result, the operations of Nexus Custom Electronics are classified as discontinued as of July 1, 2003 (the beginning of Jaco's 2004 fiscal year).

    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             jgash@jacoelect.com
              OR
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni/Robert L. Rinderman, 212-835-8500 jaco@jcir.com